SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

1. Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newmont Mining Corporation (the “Company”) appointed Gary J. Goldberg, President and Chief Operating Officer, effective July 25, 2012, which is an expansion of his prior role with the Company as Executive Vice President and Chief Operating Officer and is subject to no fixed term. Mr. Goldberg, 53, served as Executive Vice President and Chief Operating Officer since December 2011 and is responsible for worldwide operations, projects, safety, security, solutions and innovations, and business excellence. He previously spent 30 years at Rio Tinto plc in increasingly senior positions in its gold, copper, coal, and industrial minerals businesses, including serving as President and Chief Executive Officer of Rio Tinto Minerals from 2006 to 2011. In addition to his positions at Rio Tinto, Mr. Goldberg served as Chairman of the National Mining Association in the U.S. from 2008 to 2010 and led its CEO’s Safety Council. There is no arrangement or understanding between Mr. Goldberg and any other persons pursuant to which he was appointed as President and Chief Operating Officer. Mr. Goldberg does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Mr. Goldberg has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

In the President and Chief Operating Officer position with the Company, Mr. Goldberg will have a base salary of $800,000, a target cash bonus at 125% of annual base salary and total long-term equity incentive target compensation of 375% of annual base salary. Mr. Goldberg’s cash bonus and long-term equity incentives shall be delivered according to the Company’s incentive programs as described in the Company’s 2012 Proxy Statement, dated March 7, 2012.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	News Release dated July 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel and Secretary

Dated: July 25, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated July 25, 2012